URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

NEWS RELEASE

WASSERMAN MORRIS ISSUES EQUITY INITIATION
RESEARCH REPORT ON URANIUM 308 CORP.

VIEW REPORT ONLINE AT www.wassermanmorris.com

April 16, 2008

Las Vegas, Nevada USA. – Uranium 308 Corp. (OTCBB: URCO) (the "Company") is pleased to announce that Wasserman Morris and Company (“Wasserman Morris”) has issued an Initiation Research Report for Uranium 308 Corp. Wasserman Morris, an independent investment research firm based in New York City, released the report on April 16, 2008. The report is available for viewing at http://www.wassermanmorris.com.

Wasserman Morris is an equity research firm providing research for significantly under-followed small cap companies. Wasserman Morris distributes its research to a broad audience of institutional and individual investors seeking information on under-followed small cap stocks. Uranium 308 has paid Wasserman Morris for two years of coverage as detailed in the report. Neither Wasserman Morris nor the analysts own equity or debt securities of Uranium 308 Corp. More information about Wasserman Morris policies can be found at www.wassermanmorris.com.

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information, please contact: Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.